SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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MERCER FUNDS
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mercer FUNDS

Mercer US Large Cap Equity Fund
Mercer US Small/Mid Cap Equity Fund
Mercer Non-US Core Equity Fund
Mercer Emerging Markets Equity Fund
Mercer Global Low Volatility Equity Fund

99 High Street
Boston, Massachusetts 02110

May 26, 2021

Dear Shareholder:

We are pleased to notify you of a change involving each of the Mercer US Large Cap Equity Fund, the Mercer US Small/Mid Cap Equity Fund, the Mercer Non-US Core Equity Fund, the Mercer Emerging Markets Equity Fund and the Mercer Global Low Volatility Equity Fund (the “Funds”), each a series of Mercer Funds (the “Trust”). Specifically, the Board of Trustees of the Trust (the “Board”) has approved a new subadvisory agreement between Mercer Investments LLC, the Funds’ investment advisor (“Mercer” or the “Advisor”), on behalf of the Funds, and Parametric Portfolio Associates LLC (“Parametric”).

Parametric has served as a subadvisor for the Funds since February 25, 2015. Due to the acquisition of Parametric’s corporate parent, Eaton Vance Corp., by Morgan Stanley, effective March 1, 2021, the prior subadvisory agreement between Parametric and the Advisor, on behalf of each of the Funds (the “Prior Parametric Subadvisory Agreement”), was terminated and the Board approved a new subadvisory agreement (the “New Parametric Subadvisory Agreement”) to replace the Prior Parametric Subadvisory Agreement. The New Parametric Subadvisory Agreement is essentially identical to the Prior Parametric Subadvisory Agreement in all material respects.

It is anticipated that this change will not have any effect on the services provided to the Funds by Parametric, and that Parametric will continue to manage its allocated portion of each of the Funds’ portfolios as Parametric had done under the Prior Parametric Subadvisory Agreement. The New Parametric Subadvisory Agreement became effective as of March 1, 2021.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding Parametric and the New Parametric Subadvisory Agreement and a discussion of the factors that the Board considered in approving the New Parametric Subadvisory Agreement.

Sincerely, Richard S. Joseph, CFA Trustee, President, and Chief Executive Officer Mercer Funds
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MERCER FUNDS

Mercer US Large Cap Equity Fund
Mercer US Small/Mid Cap Equity Fund
Mercer Non-US Core Equity Fund
Mercer Emerging Markets Equity Fund
Mercer Global Low Volatility Equity Fund

99 High Street
Boston, Massachusetts 02110

Information Statement

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of Mercer Funds (the “Trust”) to inform shareholders of the Mercer US Large Cap Equity Fund, the Mercer US Small/Mid Cap Equity Fund, the Mercer Non-US Core Equity Fund, the Mercer Emerging Markets Equity Fund and the Mercer Global Low Volatility Equity Fund (each a “Fund” and collectively the “Funds”) about a recent change related to the Funds’ contractual arrangements with Parametric Portfolio Associates LLC (“Parametric”), a subadvisor to each of the Funds. Specifically, due to the acquisition of Parametric’s corporate parent, Eaton Vance Corp., by Morgan Stanley, effective as of March 1, 2021 (the “Morgan Stanley Transaction”), the prior subadvisory agreement between Parametric and Mercer Investments LLC, the Funds’ investment advisor (“Mercer” or the “Advisor”), on behalf of the Funds, dated February 11, 2015 (the “Prior Parametric Subadvisory Agreement”), were terminated.

The Board approved a new subadvisory agreement dated March 1, 2021 (the “New Parametric Subadvisory Agreement”) with Parametric. The New Parametric Subadvisory Agreement was approved by the Board upon the recommendation of Mercer, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about May 27, 2021 to shareholders of record of each of the Funds as of March 31, 2021.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

Mercer is the investment advisor to the series of the Trust, including the Funds. The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series. This approach permits Mercer to hire, terminate, or replace subadvisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund. The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order also allows the Advisor, among other things, to: (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Due to the acquisition of Parametric’s corporate parent, Eaton Vance Corp., by Morgan Stanley, which resulted in a change in control of Parametric, the Prior Parametric Subadvisory Agreement was assigned for purposes of the 1940 Act. Because the assignment caused the automatic termination of the Prior Parametric Subadvisory Agreement, consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at a Board meeting held on January 27, 2021 (the “Meeting”), approved the New Parametric Subadvisory Agreement between the Advisor, on behalf of the Funds, and Parametric. Parametric is unaffiliated with the Advisor and discharges its responsibilities subject to the oversight and supervision of the Advisor. Parametric is paid by the Advisor and not by the Funds. There will be no increase in the advisory fees paid by the Funds to the Advisor as a consequence of the New Parametric Subadvisory Agreement.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that, in connection with the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes. This Statement provides such notice of the changes and presents details regarding Parametric and the New Parametric Subadvisory Agreement.

THE ADVISOR

The Advisor, a Delaware limited liability company located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Funds. The Advisor is an indirect, wholly owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036. The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Advisor provides investment advisory services to the Funds pursuant to the Investment Management Agreement, dated July 1, 2014, between the Trust and the Advisor, as amended from time to time (the “Management Agreement”). The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Funds. In so doing, the Advisor may hire one or more subadvisors to carry out the investment programs of the Funds (subject to the approval of the Board). The Advisor continuously reviews, supervises, and (where appropriate) administers the investment programs of the Funds. The Advisor furnishes periodic reports to the Board regarding the investment programs and performance of the Funds.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Funds’ securities portfolios, and, subject to review and approval by the Board: (i) sets the Funds’ overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Funds’ assets; (iii) when appropriate, allocates and reallocates the Funds’ assets among subadvisors; (iv) monitors and evaluates the performance of the Funds’ subadvisors, including the subadvisors’ compliance with the investment objectives, policies, and restrictions of the Funds; and (v)

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implements procedures to ensure that the subadvisors comply with the Funds’ investment objectives, policies, and restrictions.

For these services, the Mercer US Large Cap Equity Fund pays the Advisor a fee calculated at an annual rate of 0.53% of assets up to $750 million, 0.51% of assets in excess of $750 million up to $1 billion and 0.46% of assets in excess of $1 billion of the Fund’s average daily net assets. The Advisor received advisory fees of $6,422,192 from the Fund for the fiscal year ended March 31, 2021. The aggregate compensation paid by the Advisor to all subadvisors to the Fund during the last fiscal year ended March 31, 2021 was $3,071,486, representing 0.24% of the Fund’s average net assets during that period. The Fund did not make any payments to any affiliated person of Parametric during the fiscal year ended March 31, 2021.

For the aforementioned services, the Mercer US Small/Mid Cap Equity Fund pays the Advisor a fee calculated at an annual rate of 0.90% of assets up to $750 million, 0.88% of assets in excess of $750 million up to $1 billion and 0.83% of assets in excess of $1 billion of the Fund’s average daily net assets. The Advisor received advisory fees of $14,097,821 from the Fund for the fiscal year ended March 31, 2021. The aggregate compensation paid by the Advisor to all subadvisors to the Fund during the last fiscal year ended March 31, 2021 was $6,631,947, representing 0.41% of the Fund’s average net assets during that period. The Fund did not make any payments to any affiliated person of Parametric during the fiscal year ended March 31, 2021.

For the aforementioned services, the Mercer Non-US Core Equity Fund pays the Advisor a fee calculated at an annual rate of 0.75% of assets up to $750 million, 0.73% of assets in excess of $750 million up to $1 billion and 0.68% of assets in excess of $1 billion of the Fund’s average daily net assets. The Advisor received advisory fees of $24,342,220 from the Fund for the fiscal year ended March 31, 2021. The aggregate compensation paid by the Advisor to all subadvisors to the Fund during the last fiscal year ended March 31, 2021 was $11,347,167, representing 0.33% of the Fund’s average net assets during that period. The Fund did not make any payments to any affiliated person of Parametric during the fiscal year ended March 31, 2021.

For the aforementioned services, the Mercer Emerging Markets Equity Fund pays the Advisor a fee calculated at an annual rate of 0.80% of assets up to $750 million, 0.78% of assets in excess of $750 million up to $1 billion and 0.73% of assets in excess of $1 billion of the Fund’s average daily net assets. The Advisor received advisory fees of $10,539,229 from the Fund for the fiscal year ended March 31, 2021. The aggregate compensation paid by the Advisor to all subadvisors to the Fund during the last fiscal year ended March 31, 2021 was $5,152,697, representing 0.38% of the Fund’s average net assets during that period. The Fund did not make any payments to any affiliated person of Parametric during the fiscal year ended March 31, 2021.

For the aforementioned services, the Mercer Global Low Volatility Equity Fund pays the Advisor a fee calculated at an annual rate of 0.75% of assets up to $750 million, 0.73% of assets in excess of $750 million up to $1 billion and 0.68% of assets in excess of $1 billion of the Fund’s average daily net assets. The Advisor received advisory fees of $8,807,043 from the Fund for the fiscal year ended March 31, 2021. The aggregate compensation paid by the Advisor to all subadvisors to the Fund during the last fiscal year ended March 31, 2021 was $2,810,206, representing 0.23% of the Fund’s average net assets during that period. The Fund did not make any payments to any affiliated person of Parametric during the fiscal year ended March 31, 2021.

Several officers of the Trust are also officers and/or employees of the Advisor. These individuals and their respective positions are: Richard S. Joseph serves as President, Chief Executive Officer, and Trustee of the Trust and as Vice President and US Wealth Distribution Leader for the Advisor; Stephen Gouthro serves

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as Vice President, Treasurer and Chief Financial Officer of the Trust and as a partner of the Advisor and U.S. Chief Operating Officer for the Advisor’s U.S. Business Solutions Group; Carol A. McMahon serves as Vice President and Assistant Treasurer of the Trust and as a partner and U.S. Chief Operating Officer of the Advisor and Global Chief Operating Officer for Wealth, Global Business Solutions; Colin J. Dean serves as Vice President, Chief Legal Officer and Secretary of the Trust and as Global Chief Counsel-Investments of the Advisor; Stan Mavromates serves as Vice President and Chief Investment Officer of the Trust and as Vice President and Chief Investment Officer of the Advisor; Caroline Hulme serves as Vice President and Assistant Secretary of the Trust and as Senior Legal Counsel-Investments for the Advisor; Jeffrey Coleman serves as Vice President and Assistant Treasurer of the Trust and Head of Investment Operations for the Advisor; Larry Vasquez serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor and Jennifer Reiche serves as Chief Compliance Officer of the Trust and as Chief Compliance Officer of Mercer Trust Company LLC. The address of each executive officer of the Trust is 99 High Street, Boston, Massachusetts 02110.

None of the officers or Trustees of the Trust are officers, employees, directors and/or shareholders of Parametric.

Parametric Portfolio Associates LLC

Parametric Portfolio Associates LLC (“Parametric”) is located at 800 Fifth Avenue, Suite 2800, Seattle, Washington 98104. Parametric is a limited liability company. Parametric is registered as an investment adviser under the Advisers Act. Effective March 1, 2021, Parametric’s corporate parent, Eaton Vance Corp., was acquired by Morgan Stanley. As part of the transaction, Parametric became an indirect wholly-owned subsidiary of Morgan Stanley, a publicly traded company. The New Parametric Subadvisory Agreement is dated March 1, 2021. The Prior Parametric Subadvisory Agreement was initially approved by the Board at a meeting held on February 5, 2015 and Parametric has managed its allocated portions of the Funds since February 25, 2015. The Board renewed the Prior Parametric Subadvisory Agreement most recently at a Board meeting held on June 8-9, 2020.

As indicated above, Parametric is paid by the Advisor and not by the Funds. There will be no increase in the advisory fees paid by the Funds to the Advisor as a consequence of the New Parametric Subadvisory Agreement. The fees paid by the Advisor to Parametric depend upon the fee rates negotiated by the Advisor. In accordance with procedures adopted by the Board, a subadvisor to the Funds may affect portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable laws.

Parametric does not currently serve as subadvisor for any other registered investment companies which have investment objectives similar to the Funds’ investment objective.

The names and principal occupations of the principal executive officers of Parametric are listed below. The address of each principal executive officer, as it relates to the person’s position with Parametric, is 800 Fifth Avenue, Suite 2800, Seattle, Washington 98104.

Name	Principal Occupation
Brian D. Langstraat	Manager and Chief Executive Officer
Thomas E. Faust	President
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Randall S. Hegarty	Chief Compliance Officer
Ranjit Kapila	Chief Technology Officer and Head of Operations
Thomas B. Lee	Chief Investment Officer – Equities and Derivatives
James H. Evans	Chief Investment Officer – Fixed Income

THE NEW PARAMETRIC SUBADVISORY AGREEMENT

The New Parametric Subadvisory Agreement was approved by the Board at the Meeting which was called, among other reasons, for the purpose of considering and approving the New Parametric Subadvisory Agreement for an initial term of two years. Thereafter, continuance of the New Parametric Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The New Parametric Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or no-action letter provided or pursuant to the 1940 Act, or upon the termination of the Management Agreement.

The terms of the New Parametric Subadvisory Agreement are identical in all material respects to the terms of the Prior Parametric Subadvisory Agreement, including the fees that are payable to Parametric by the Advisor, and the services that Parametric is required to provide in managing its allocated portion of each of the Funds. The New Parametric Subadvisory Agreement provides that Parametric, among other duties, will make all investment decisions for Parametric’s allocated portion of each Fund’s investment portfolio. Parametric, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of Parametric’s allocated portion of each Fund’s assets.

The New Parametric Subadvisory Agreement provides for Parametric to be compensated based on the average daily net assets of each of the Funds that are allocated to Parametric. Parametric is compensated from the fees that the Advisor receives from the Funds. Parametric generally will pay all expenses it incurs in connection with its activities under the New Parametric Subadvisory Agreement, other than the costs of the Funds’ portfolio securities and other investments.

The New Parametric Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of any of Funds (as defined in the 1940 Act), or the Advisor, or (ii) Parametric, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, the Board, including a majority of the Independent Trustees, considered and approved the New Parametric Subadvisory Agreement. In considering the approval of the New Parametric Subadvisory Agreement, the Independent Trustees considered the information and materials from the Advisor and Parametric that included, as to Parametric and each of the Funds: (i) the New Parametric Subadvisory Agreement; (ii) information regarding the review and due diligence process by which the Advisor had initially selected, monitored, and evaluated Parametric, and recommended Parametric for Board approval, and the Advisor’s rationale for recommending the continued retention of Parametric following the closing

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of the Morgan Stanley Transaction; (iii) information describing the nature, extent, and quality of the services that Parametric provided to the Funds, and the fees that Parametric charged for these services; (iv) the Advisor’s contractual agreement, which requires the Advisor to waive any portion of the management fee it is entitled to under the Management Agreement with respect to each of the Funds that exceeds the aggregate amount of the subadvisory fees that the Advisor is required to pay to each Fund’s subadvisors for the management of their allocated portions of each of the Funds (the “Fee Waiver Agreement”); (v) information regarding Parametric’s business and operations, financial condition, portfolio management team, and compliance program, and the effect that the Morgan Transaction may have on Parametric’s business and operations; (vi) information regarding Parametric’s brokerage and trading policies and practices; (vii) Parametric’s performance in managing its allocated portion of each Fund’s investment portfolio; (viii) a comparison of Parametric’s performance returns for its allocated portion of each of the to each Fund’s relevant index; and (ix) the Advisor’s detailed monitoring and reporting of Parametric’s performance on qualitative and quantitative factors.

In addition, the Independent Trustees considered their discussions with representatives of the Advisor regarding Parametric and the Morgan Stanley Transaction. The Independent Trustees considered and analyzed the factors that the Independent Trustees deemed relevant with respect to Parametric, including: the nature, extent, and quality of the services to be provided to each of the Funds by Parametric following the consummation of the Morgan Stanley Transaction; Parametric’s investment management style and investment decision-making process; Parametric’s historical performance record managing its allocated portion of each Fund’s portfolio, the qualifications and experience of the employees at Parametric who were responsible for the day-to-day management of the allocated portion of each of the Funds; and Parametric’s staffing levels and overall resources. The Independent Trustees also took into consideration the nature and extent of the oversight duties performed by the Advisor in connection with each of the other Subadvisors to the Funds, which includes extensive management and compliance due diligence with respect to the management and operations of each of the Subadvisors. Additionally, the Independent Trustees received assistance and advice from their independent legal counsel regarding legal and industry standards in connection with their duties and responsibilities when approving investment advisory agreements.

In particular, and as to each of the Funds and to Parametric, the Independent Trustees, considered the following factors:

(a) The nature, extent, and quality of the advisory services to be provided by Parametric. The Independent Trustees reviewed the nature, extent, and quality of the advisory services that Parametric had provided to each of the Funds under the Prior Parametric Subadvisory Agreement and that are proposed to be provided by Parametric under the New Parametric Subadvisory Agreement. The Independent Trustees considered, as to Parametric: (i) its organization, history, reputation, qualification and background, as well as the qualifications of its personnel; (ii) its expertise in providing portfolio management services to each of the Funds and the performance history of each of the Funds; (iii) its investment strategy for each of the Funds; (iv) its performance relative to comparable mutual funds and unmanaged indices; and (v) its compliance program. The Independent Trustees also considered the review process undertaken by the Advisor and the Advisor’s favorable assessment of the nature and quality of the subadvisory services provided and expected to be provided by Parametric to each of the Funds after consummation of the Morgan Stanley Transaction. The Independent Trustees also noted that the executive and portfolio management teams of Parametric were expected to stay in place after consummation of the Morgan Stanley Transaction. The Independent Trustees concluded that each of the Funds and their shareholders would continue to benefit from the quality and experience of Parametic’s investment professionals. Based on their consideration and review of the foregoing information, the Independent Trustees concluded that the nature, extent and quality of the subadvisory services provided by Parametric under the Prior Parametric Subadvisory Agreement, as well as Parametric’s ability to render such services based on its experience, operations and resources, were

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adequate and appropriate for each of the Funds in light of each such Fund’s investment objective, and supported a decision to approve the New Parametric Subadvisory Agreement.

(b) Comparison of the services to be rendered and fees to be paid to Parametric under other advisory and subadvisory contracts, such as those with other clients. The Independent Trustees discussed the services that would be rendered by Parametric and evaluated the compensation to be paid to Parametric by the Advisor for those services. The Independent Trustees considered the fees payable under the New Parametric Subadvisory Agreement. The Independent Trustees took account of the Advisor’s reasons for concluding that the compensation payable to Parametric for its proposed services to each of the Funds was reasonable in light of the nature and quality of the services furnished to the Funds, and the Advisor’s recommendation that Parametric continue following the Morgan Stanley Transaction, particularly in light of the fact that Parametric’s fees would indirectly be borne by each of the Funds and their shareholders as a result of the Fee Waiver Agreement. The Independent Trustees considered the expected impact of the subadvisory fees on each Fund’s overall operating expenses, given the Fee Waiver Agreement. The Independent Trustees also took note of the Advisor’s explanation that the Advisor was not realizing a direct profit from the investment advisory services it provides to the Funds as a result of the subadvisory fee arrangements and the Fee Waiver Agreement. The Independent Trustees concluded that the proposed level of fees to be paid to Parametric by the Advisor with respect to the assets allocated to Parametric was supported by the services that were expected to be provided by Parametric. The Independent Trustees noted that the services that Parametric would furnish to the Funds appeared to be comparable to the services that Parametric currently provides to its other advisory and subadvisory clients having similar investment strategies. The Independent Trustees also considered that the fees agreed to by Parametric were the result of an arm’s length bargain negotiated by unaffiliated parties.

The Independent Trustees considered the review, selection, and due diligence process employed by the Advisor in determining to recommend that Parametric continue to serve as a subadvisor to each of the Funds, and the Advisor’s reasons for concluding that the subadvisory fees to be paid by the Advisor to Parametric for its services to each of the Funds were reasonable.

The Independent Trustees concluded that, in light of the nature, quality, and extent of the services to be provided, the proposed level of fees to be paid to Parametric was supported by the services that were expected to be provided by Parametric. The Independent Trustees also considered the potential “fallout” or ancillary benefits that may accrue to Parametric from its relationship with the Funds and concluded that they were reasonable. Since the fees to be paid to Parametric were the result of arm’s length bargaining between unaffiliated parties, the potential profitability of Parametric was not considered relevant to the Independent Trustees’ deliberations. On the basis of these considerations, the Independent Trustees concluded that, in light of the nature, extent, and quality of the services expected to be provided by Parametric and the proposed fees to be paid to Parametric by the Advisor for managing its allocated portion of each of the Funds, the potential benefits accruing to Parametric as a result of serving as a subadvisor were reasonable in relation to the services that were expected to be provided by Parametric to the Funds.

(c) Investment performance of the Funds and Parametric. The Independent Trustees considered whether Parametric operated within each respective Fund’s investment objective and style, and considered Parametric’s record of compliance with each Fund’s relevant investment restrictions. The Independent Trustees also considered the Advisor’s conclusions, and the reasons supporting the Advisor’s conclusions, that the performance record of Parametric supported the approval of the New Parametric Subadvisory Agreement.

Conclusion. Following full consideration of the foregoing factors, it was reported that no single factor was determinative to the decisions of the Independent Trustees. Based on these factors, along with the

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determinations of the Advisor at the conclusion of its review and due diligence process and such other matters as were deemed relevant, the Independent Trustees concluded that the fee rate for Parametric continued to be supported by the services that are to be provided after the closing of the Morgan Stanley Transaction by Parametric to each of the Funds. As a result, the Independent Trustees concluded that the approval of the New Parametric Subadvisory Agreement was in the best interests of each of the Funds and their shareholders and the Board, including a majority of the Independent Trustees, determined to approve the New Parametric Subadvisory Agreement.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 1 Heritage Drive, North Quincy, Massachusetts 02171, serves as the administrator of the Funds. The Administrator performs various services for the Funds, including fund accounting, daily and ongoing maintenance of certain Funds’ records, calculation of the Funds’ net asset values, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Adviser Class, Class I and Class Y-2 shares of the Funds, for which the Advisor is entitled to receive a fee of 0.15% on an annual basis of the average daily net assets of the Adviser Class, Class I, and Class Y-2 shares, respectively. This fee accrues from fees paid under a separate Shareholder Administrative Services Plan adopted to compensate financial intermediaries, including the Advisor, for providing certain non-distribution related shareholder administrative services to Adviser Class, Class I and Class Y-2 shares. The Shareholder Administrative Services Plan provides for payments in an amount, or at a rate, not to exceed 0.25%, 0.25% and 0.15% on an annual basis of the average daily net asset value of the Adviser Class, Class I and Class Y-2 shares, respectively. The Adviser Class, Class I and Class Y-2 share classes were not offered during the fiscal year ended March 31, 2021, and as a result, the Funds did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, LLC (the “Distributor”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, is a Delaware limited liability company that is a wholly-owned subsidiary of Foreside Distributors, LLC. The Distributor acts as the principal underwriter of each class of shares of the Funds under a Distribution Agreement with the Funds. The Distribution Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Funds.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2021, the Funds did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of March 31, 2021, the Mercer US Large Cap Equity Fund had 125,725,770 total shares outstanding. Mercer Group Trust: Mercer Large Cap Stock Fund held 87,450,722 shares, Mercer Collective Trust: Mercer US Large Cap Equity Portfolio held 27,559,323 shares and Mercer Investments LLC FBO Capital One Services, LLC held 7,850,795 shares, representing 69.56%, 21.92%, and 6.24% of the Fund’s total shares outstanding, respectively.

As of March 31, 2021, the Mercer US Small/Mid Cap Equity Fund had 135,054,720 total shares outstanding. Mercer Group Trust: Mercer Small/Mid Cap Stock Fund held 64,407,674 shares and Mercer

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Collective Trust: Mercer US Small Mid Cap Equity Portfolio held 57,982,425 shares, representing 47.69% and 42.93% of the Fund’s total shares outstanding, respectively.

As of March 31, 2021, the Mercer Non-US Core Equity Fund had 309,730,484 total shares outstanding. Mercer Collective Trust: Mercer Non US Core Equity Portfolio held 176,272,213 shares, Mercer Group Trust: Mercer International Stock Fund held 58,093,955 shares and Mercer Investments LLC FBO Orlando Health, Inc. held 21,487,866 shares, representing 56.91%, 18.76% and 6.94% of the Fund’s total shares outstanding, respectively.

As of March 31, 2021, the Mercer Emerging Markets Equity Fund had 132,364,951 total shares outstanding. Mercer Collective Trust: Mercer Emerging Markets Equity Portfolio held 99,615,146 shares and Mercer Group Trust: Mercer International Stock Fund held 20,828,533 shares, representing 75.26% and 15.74% of the Fund’s total shares outstanding, respectively.

As of March 31, 2021, the Mercer Global Low Volatility Equity Fund had 82,427,347 total shares outstanding. Mercer Collective Trust: Mercer Global Low Volatility Equity Portfolio held 72,185,667 shares, representing 87.57% of the Fund’s total shares outstanding.

As of March 31, 2021, the Trustees and executive officers of the Funds, both individually and as a group, did not own more than 1% of any class of any Fund.

SHAREHOLDER REPORTS

Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during its last fiscal year. You may obtain free copies of the Funds’ annual and semi-annual reports by contacting the Fund directly at 1-888-887-0619 or by visiting the Trust’s website, http://www.delegated-solutions.mercer.com/us.html.

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